SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported) : June 16, 2009
Commission File No. 000-49628

TELEPLUS WORLD, CORP.

(Exact name of registrant as specified in its charter)

Nevada	90-0045023
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

4960 NW 165th Street, Unit B24, Miami Lakes, Fl 33014

(Address of principal executive offices)

(305) 624-5714

(Issuer  telephone number)

(Former Name and Address)

ITEM 8.01                            Other Items

On June 16, 2009, the Company’s operating subsidiaries’ first secured creditors, Steve Kerekes, Melanie Kerekes, Jim Oattes, Grace Debrandere, Jim Reddon, Monica Reddon, Tom Davis and Jane Davis filed an application for an order pursuant to section 47(1) of the Bankruptcy and Insolvency Act R.S.C. 1985, c. B-3, as amended, with the Ontario Superior Court of Justice in Ontario, Canada demanding that the Company’s Canadian operating subsidiaries which include TelePlus Connect, Corp., 1523813 Ontario Limited, Avenue Reconnect, Inc. and Telizon, Inc. (collectively “TelePlus Group”) be appointed an interim receiver. Court granted such request and appointed BDO Dunwoody Limited as interim receiver (“Interim Receiver”). A June 24th hearing date was set in this matter.

The Interim Receiver shall not operate the business of the TelePlus Group or take possession of the assets or property of the TelePlus Group pending further order from the court.

The TelePlus Group shall remain in possession and control of its current and future assets, and property. Subject to further order from the court, the TelePlus Group shall continue to carry on business in a manner consistent with the preservation of its business.

EXHIBITS:

EXHIBIT 17 COURT ORDER

Signatures

Pursuant  to  the  requirement  of  the  Securities  Exchange  Act  of 1934, the registrant  has  duly  caused  this  report  to  be  signed on its behalf by the undersigned  thereunto  duly  authorized.

TelePlus World, Corp.

June 19, 2009	/s/	Marius Silvasan
Marius Silvasan
Chief Executive Officer

June 19, 2009	/s/	Cris Neely
Cris Neely
Chief Financial Officer

EXHIBIT INDEX

Exhibits to this Form 8-K

Exhibit No.	Description
99.1	Court Order

Exhibit 99.1

COURT ORDER